EXHIBIT 99.1
                                                                    ------------



                               FAB INDUSTRIES, INC

 200 MADISON AVENUE * NEW YORK, NY 10016 * (212) 592-2700 * FAX (212) 689-6929

FOR IMMEDIATE RELEASE:                                      FAB INDUSTRIES, INC.
                                                            200 MADISON AVENUE
                                                            NEW YORK, NY 10016



FAB INDUSTRIES, INC. (ASE)
REPORTS WITHDRAWAL OF MANAGEMENT-LED BUYOUT OFFER



                  NEW YORK, NY - November 26, 2003 - Fab Industries, Inc., a major manufacturer of knitted textile fabrics, laces, related finished home products and laminated fabrics, today announced that the previously announced preliminary offer from a management-led buyout group to acquire the business had been withdrawn.



                     WEBSITE: HTTP://WWW.FAB-INDUSTRIES.COM


CONTACT INFORMATION:

David Miller                                    James Dubin
Vice President - Chief Financial Officer        Partner
Fab Industries, Inc.                            Paul, Weiss, Rifkind,
                                                Wharton & Garrison LLP
(212) 592-2865                                  (212) 373-3026
david.miller@fab-industries.com                 jdubin@paulweiss.com